UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On February 9, 2011, Global Earth Energy, Inc. and GFC 2005, a limited liability company organized in St. Kitts, British West Indies executed a Joint Venture Agreement with respect the development of a coal miming property controlled by GFC 2005.

Subject to the terms and conditions of the Joint Venture Agreement, the registrant shall participate in the Coal Purchase Order owned by GFC 2005, a copy of which is attached to the Joint Venture Agreement as Attachment A, and over time the Memorandum of Understanding for the remaining product, a copy of which is attached to the Joint Venture Agreement as Attachment B (collectively, the “Coal Project”).  It is clearly understood between the parties that the registrant does not have any ownership interest in the land or any leasehold interest in the land with respect to the Coal Project.  The registrant has only interest in the income stream of the Coal Project described in the Joint Venture Agreement.

In the Joint Venture Agreement, GFC 2005 represents and warrants to the best knowledge of GFC 2005 that information contained in Attachments C, D, and E attached to the Joint Venture Agreement are true, accurate, and complete in all material respects.

In consideration for the execution of the Joint Venture Agreement, and based upon the representations and warranties of GFC 2005 in the Joint Venture Agreement, in order to fund GFC 2005’s production and sales of coal from the Coal Project, the registrant agrees to pay to GFC 2005 the sum of $7,000,000.00 within five business days after the receipt by the registrant of the sum of $100,000,000.00 from the sale by the registrant of 1,000 shares of the registrant’s Series A Preferred Stock to LB Tim Co., Ltd., a South Korean corporation (the “Preferred Stock Sale”).  If the Preferred Stock Sale does not close and fund within 30 days of the Joint Venture Agreement, the Joint Venture Agreement shall be null and void, and neither party shall have any liability to the other hereunder.

Proceeds from the Coal Project sales shall be split as follows: seventy percent (70%) of the proceeds shall be distributed to GFC 2005 and thirty percent (30%) to the registrant.

The relationship of GFC 2005 to the registrant shall be that of an exclusive partner.  Neither federal, state nor local income tax, payroll tax, nor any foreign tax of any kind shall be withheld or paid by GFC 2005 on behalf of the registrant.  GFC 2005 and the registrant each understand and agree that at no time does either party acquire rights, interest or title in any product or service or equity of the other party and that all copyrights, marks, patents, intellectual, rights and any and all other proprietary rights of each party remain and shall always remain the property of such party.

The registrant has issued a press release with respect to the Joint Venture Agreement on February 10, 2011.

A copy of the Joint Venture Agreement between Global Earth Energy, Inc. and GFC 2005 and the press release issued on February 10, 2011 are attached to this Current Report as exhibits.

Item 8.01.

Other Events.

As of the date of this Current Report, the registrant has 431,770,612 shares of its common stock outstanding.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell company transaction.  Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

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Exhibit No.	Identification of Exhibits

10.1	Joint Venture Agreement dated February 9, 2011, between Global Earth Energy, Inc. and GFC 2005.
99.1	Press release issued on February 10, 2011, with respect to the Joint Venture Agreement between Global Earth Energy, Inc. and GFC 2005, dated February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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